  Exhibit 10.2

GRAPHENE DEVELOPMENT AGREEMENT

This GRAPHENE DEVELOPMENT AGREEMENT (this “Agreement”) is entered into this 31st day of March 2021 (the “Effective Date”) by and between Novusterra Inc., a Florida corporation with an address of 7135 Collins Ave., No. 624, Miami FL 33141 (“NT”) and American Resources Corporation, a Florida corporation with an address of 12115 Visionary Way, Suite 174, Fishers IN 46038 (“ARC”), with ARC and NT, the “Parties” and each, a “Party”.

PRELIMINARY STATEMENTS

WHEREAS, the Parties desire to collaborate on the building and commercialization of graphene related technologies that ARC, or its subsidiaries, currently holds; and

NOW THEREFORE, in exchange for good and value consideration, the receipt and sufficiency of which are hereby agreed to and acknowledged by the Parties, the Parties agree as follows:

1.
Sublicense: ARC will sublicense to NT the licenses and technologies held by ARC that relate to the commercialization of graphene (the “Graphene Technologies”) as listed in Exhibit A. For the agreement to sublicense, ARC will receive Fifty Percent (50.0%) of the positive operating income of NT. The operating income shall be defined as all revenue to NT less the direct operating costs of NT from manufacturing and sale of Graphene in the operating facilities. This clause shall not apply to any other businesses that NT may begin, acquire, or expand into including manufacturing any products using Graphene as part of the raw material.

2.
Funding. NT will raise the capital needed to complete the design, build, and operation of any facility utilizing the Graphene Technologies that is owned or operated by NT.

3.
Breach and Termination. If either Party breaches any term or condition of this Agreement and does not cure said breach within ten (10) days after notice by the other Party, this Agreement shall terminate.

4.
Governing Law. This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of State of Indiana without regard to any statutory or common-law provision pertaining to conflicts of laws. The Parties agree that courts of competent jurisdiction in Hamilton County, Indiana.

5.
Notices. Any notice required or provided for in this Agreement to be given to any Party shall be mailed certified mail, return receipt requested, or hand delivered, or email with receipt acknowledged to the Party at the address for each such Party set forth on the signature page hereto.

6.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the respective Parties.

7.
Amendments. Any amendments to this Agreement shall be in writing signed by all Parties.

8.
Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

9.
Waiver. No consent or waiver, expressed or implied, by a Party of any breach or default by any other Party in the performance by that other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other Party of the same or any other obligations of such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of another Party or to declare that other Party in default, irrespective of how long such failure continues, shall not constitute a waiver of such Party of its rights hereunder.

10.
Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original for all purposes. Signatures may also be made and delivered by electronic means including facsimile, PDF attachments to emails of any other electronic means capable of delivering legible signatures authorized by the delivering signatory.

11.
Confidentiality. Each Party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

12.
Entire Agreement. This Agreement contains the entire understanding among the Parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the Parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates set forth above.

ARC:

AMERICAN RESOURCES CORPORATION

By: /s/ Mark Jensen

Name: Mark Jensen

Title: CEO

NT:

NOVUSTERRA, INC.

                                                                         By: /s/ I Andrew Weeraratne
Name: I Andrew Weeraratne

Title: CEO

Exhibit A

1)
US10544503

2)
US20190047867A1